EXHIBIT 5.1


                          PILLSBURY MADISON & SUTRO LLP
                               2550 Hanover Street
                            Palo Alto, CA 94304-1115
                               Tel: (650) 233-4500
                               Fax: (650 233-4545



                               September 30, 1998



NewCom, Inc.
31166 Via Colinas
Westlake Village, CA 91362


         Re:      Registration Statement on Form S-8


Gentlemen:

         With reference to the Registration Statement on Form S-8 to be filed by NewCom, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to one million (1,000,000) shares of the Company's Common Stock issuable pursuant to the Company's 1998 Employee Stock Purchase Plan and the Company's Non-Employee Director Stock Option Plan (the "Plans"), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Plans will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement.

                                          Very truly yours,

                                         /s/ Pillsbury Madison & Sutro LLP